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                                                             EXHIBIT 2
                                                             ---------


                  INVESTMENT AND REGISTRATION RIGHTS AGREEMENT


              THIS INVESTMENT AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into this 27th day of January, 1995, among: CHARTER MEDICAL CORPORATION, a Delaware corporation (hereinafter called the "Company"), and the former stockholders of MAGELLAN HEALTH SERVICES, INC., a Delaware corporation ("Magellan"), listed on Exhibit "A" hereto (hereinafter referred to collectively as "Holders" and individually as a "Holder").

                                    RECITALS
                                    ========

              A. Concurrently with the execution of this Agreement, the Company has issued to the Holders 1,398,989 shares of the $.25 par value per share common stock of the Company (hereinafter the "Shares") pursuant to that certain Agreement of Merger, dated as of December 19, 1994 (the "Merger Agreement"), among the Company, Magellan and Charter Acquisition Subsidiary, Inc.

              B. The Shares have been issued to the Holders without registration under the Securities Act of 1933, as amended (the "Securities Act"), and the Company and the Holders desire to provide for compliance with the Securities Act and for the registration of the Shares upon the terms and conditions set forth below.

              NOW, THEREFORE, the parties agree as follows:

              1.   Certain Other Definitions.  Capitalized terms used but
                   ==========================
     not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement. The capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

                   1.1. "Commission" shall mean the United States
                         ==========
     Securities and Exchange Commission and any successor federal agency having similar powers.

                   1.2. "Common Stock" shall mean the $.25 par value per
                         ============
     share common stock of the Company.

                   1.3. The terms "register", "registered" and
                                   ========    ==========
     "registration" refer to a registration effected by preparing and
      ============
     filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                   1.4. "Registrable Securities" shall mean the Securities
                         ======================
     that have not been sold to the public.

                   1.5. "Registration Expenses" shall mean all expenses
                         =====================
     incurred by the Company in complying with Section 5, including, with-out limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the
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     Company, blue sky fees and expenses, and accountants' expenses, including, without limitation, any special audits or "comfort" letters incident to or required by any such registration, transfer taxes, fees of transfer agents and registrars, costs of insurance, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions.

                   1.6. "Securities" shall mean the Shares, together with
                         ==========
     any other securities which are hereafter issued with respect thereto by way of exchange, reclassification, dividend or distribution, whether or not such Shares and securities have been sold to the public.

              2.   Representations and Warranties of Company.  The
                   =========================================
     representations and warranties of the Company contained in Section 5 of the Merger Agreement are incorporated by reference into this Agreement. The Holders are entitled to rely on such representations and warranties as if they were set forth in this Agreement. The Holders agree that they shall not bring any action based on a breach of any such representation and warranty against Charter, any Subsidiary, any affiliate or any officer, director, employee or agent of any of them with respect to a claim made after the first anniversary of the date of this Agreement.

              3.   Representations and Warranties of Holders.  Each Holder,
                   =========================================
     severally and not jointly, hereby represents, acknowledges, covenants and agrees as follows: (i) the Shares are being acquired for his own account for investment and not with a view to any distribution or public offering within the meaning of the Securities Act or any state securities law; (ii) the Shares have not been registered under the Securities Act or any state securities law; (iii) he is an "accredited investor" within the meaning of Rule 501 promulgated by the Commission pursuant to the Securities Act, or if not, he, either alone or with his purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in the Shares; and
     (iv) he will not sell or otherwise transfer any of the Shares except upon the terms and conditions specified herein and he will cause any subsequent Holder of his Shares to agree to take and hold the Shares subject to the terms and conditions of this Agreement, provided that
                                                            ========
     any Holder may sell the Shares in one or more private transactions not requiring registration under the Securities Act or any state securities law.

              4.   Restrictions on Transfer.
                   ========================

                   4.1. Legend.  Except as provided in Section 4.3, each
                        ======
     certificate representing the Shares issued to the Holders or to a subsequent Holder pursuant to Section 4.2 shall include a legend in substantially the following form, provided that such
                                       ========













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     legend shall not be required if such transfer is being made in connection with a sale that is exempt from registration pursuant to Rule 144 under the Securities Act or if the opinion of counsel referred to in Section 4.2 is to the further effect that neither such legend nor the restrictions on transfer in this Section 4 are required in order to ensure compliance with the Securities Act:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURI-TIES ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE INVESTMENT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF JANUARY 27, 1995, BETWEEN THE ISSUER AND THE OTHER ENTITIES
          AND INDIVIDUALS NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                   4.2. Additional Restrictions.  Each Holder further
                        =======================
     represents, acknowledges, covenants and agrees with the Company that he will not sell, transfer or otherwise dispose of any Securities received in the Merger or any other shares of Common Stock until after such time as results covering at least 30 days of combined operations of Magellan Health Services, Inc. and the Company have been published by the Company, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, Form 10-Q or Form 8-K, or any other public filing or announcement which includes such combined results of operations. Notwithstanding the foregoing, each Holder understands that he will not be prohibited from selling up to 10% of the securities received by such Holder in the Merger during the aforementioned period. In addition, each Holder further represents, acknowledges, covenants and agrees that he has not, and from the date of this Agreement, shall not take any action, or fail to take any action, with the intention of jeopardizing the treatment of the Merger as a "pooling of interest" for accounting purposes.

                   4.3. Notice of Transfer.  Prior to any proposed
                        ==================
     assignment, transfer or sale of any Shares, the Holder of such Shares shall give written notice to the Company of Holder's intention to effect such assignment, transfer or sale, which notice shall set forth the date of such proposed assignment, transfer or sale. Holder shall also furnish to the Company an agreement by the transferee that it is taking and holding the same subject to the terms and conditions specified in this Agreement and a written opinion of Holder's counsel, in form reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration under the Securities Act.





















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                   4.4. Termination of Restrictions.  The restrictions set
                        ===========================
     forth in this Section 4 shall terminate and cease to be effective with respect to any of the Shares (i) upon the sale of any such Shares which has been registered under the Securities Act, (ii) upon receipt by the Company of an opinion of counsel, in form reasonably satisfactory to the Company, to the effect that compliance with such restrictions is not necessary in order to comply with the Securities Act with respect to the sale of the Shares or (iii) upon the expiration of the three-year period referred to in Rule 144(k) promulgated pursuant to the Securities Act. Whenever such restric-tions shall so terminate, the Holder of such Shares shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), certificates for such Shares not bearing the legend set forth in Section 4.1 at which time the Company shall rescind any transfer restrictions relating thereto.

              5.   Registration under Securities Act, etc.
                   =======================================

                  5.1. Shelf-Registration.  (a) General.  The Company shall
                       ==================       =======
     prepare and file with the Commission on or prior to 30 days after the date hereof, a registration statement on an appropriate form under the Act relating to the offer and sale of the Shares by the Holders in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Act (hereafter, a "Shelf Registration Statement") and shall use its best efforts to cause the Shelf Registration Statement to be declared effective as soon as reasonably practicable thereafter.

              (b)  Effective Period.  The Company agrees to use its best
                   ================
     efforts to keep the Shelf Registration Statement current and continuously effective in order to permit the prospectus included in the Shelf Registration Statement to be usable by the holders of the Shares for a period of two years from the Closing Date or such shorter period that shall terminate when all the Shares covered by the Shelf Registration Statement have been sold; provided that the Company shall
                                            ========
     be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in holders of the Shares covered by the Shelf Registration Statement not being able to offer and sell such Shares during that period, unless such action is required by applicable law, and provided, further, that the foregoing
                                     ========  =======
     shall not apply to actions taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations pursuant to this Agreement), including, without limitation, the acquisition or divestiture of a material portion of its assets, the offering of shares of Common Stock pursuant to the registration rights referred to in Section 10 or the offering of shares of Common Stock by the Company for its own account, so long as the Company promptly complies with the requirements of Section 5.3(f), if applicable. Any such period during which the Company fails to keep the Shelf Registration Statement effective and usable for offers and sales of Shares is hereafter referred















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     to as a "Suspension Period."  A Suspension Period shall commence on and include the date on which the Company provides notice that the Shelf Registration Statement is no longer effective, that the prospectus included in the Shelf Registration Statement is no longer usable for offers and sales of Shares or that the Company is required to suspend the sale of Shares because of the occurrence of an underwritten offering in connection with the demand registrations or primary registrations referred to above and shall end on the date when each seller of Shares covered by the Shelf Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 5.3(f) or is advised in writing by the Company that use of the prospectus may be resumed. If one or more Suspension Periods occur, the time period referenced above shall be extended by a period which is not less than the aggregate number of days included in all Suspension Periods.

              (c)  Block-out Period.  Each Holder of Registrable Securities
                   ================
     agrees by acquisition of such Registrable Securities, if so requested by the Company, not to effect any sale of Shares pursuant to the Shelf Registration Statement for any period reasonably deemed necessary by the Company in connection with the offering of shares of Common Stock pursuant to an underwritten offering pursuant to demand registration rights granted to another entity pursuant to Section 10 or the offering of shares of Common Stock by the Company for its own account. The Company agrees that the time period during which the Company shall keep the Shelf Registration Statement current and continuously effective as referred to in Section 5.1(a) shall be extended by a period which is not less than the aggregate number of days included in the periods during which Holders suspended sales of Shares pursuant to the Shelf Registration Statement at the Company's request, without duplication of the extension of such period referred to in Section 5.1(b).

                   5.2. Incidental Registration. Right to Include Registrable
                        =======================  ============================
     Securities.  If at any time prior to the date on which the Shelf
     ==========
     Registration Statement is declared effective, the Company proposes to register any of its equity securities under the Securities Act for sale for its own account on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give notice at least 20 days prior to the proposed filing date to all Holders of Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of any such Holder delivered to the Company within 10 business days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof), the Company shall prepare and file with the Commission, and shall use its best efforts to cause to be declared effective, a registration statement on an appropriate form covering all


















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     Registrable Securities that the Company has been so requested to register by the Holders of Registrable Securities (hereinafter "Requesting Holder"), to the extent requisite to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities so to be registered, provided that:
                                                        ========
             (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and upon giving such notice shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection with the Registration as provided in Section 5.7);

            (ii)   if (A) the registration so proposed by the Company
                       =
          involves an underwritten offering of the securities so being registered to be distributed by or through one or more underwriters of recognized standing under underwriting terms ap-propriate for such a transaction, (B) the Company proposes that
                                             =
          the securities to be registered in such underwritten offering will not include all of the Registrable Securities requested to be so included, and (C) the managing underwriter of such
                               =
          underwritten offering shall advise the Company in writing that, in its opinion, the distribution of all or a specified portion of such Registrable Securities concurrently with the securities being distributed by such underwriters will materially and adversely affect the distribution of such securities by such underwriters (such opinion to state the reasons for such advice), then the Company will promptly furnish each such Holder of Registrable Securities with a copy of such opinion and may require, by written notice to each such Holder accompanying such opinion, that the distribution of all or a specified portion of such Registrable Securities be excluded from such distribution (in case of an exclusion of a portion of such Registrable Securities, such portion to be allocated among such Holders in proportion to the respective numbers of shares of Registrable Securities so requested to be registered by such Holders); and

           (iii) the Company shall not be obligated to effect any registration of Registrable Securities under this Section 5.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans or incidental to the registration of any non-equity securities not convertible into equity securities.




















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                   5.3. Registration Procedures.  The Company shall:
                        =======================
              (a)  cause any registration statement filed pursuant to
          Section 5.1 or 5.2 and the related prospectus and any amendment or supplement, as of the effective date of such registration statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated under the Securities Act and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

              (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of such time as all such Registrable Securities and securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or, in the case of the Shelf Registration Statement, for a period of two years from the Closing Date and, in the case of a registration of Registrable Securities pursuant to Section 5.2, 90 days, after such registra-tion statement becomes effective; and will furnish, upon request, to each such seller and each Requesting Holder a copy of any amendment or supplement to such registration statement or prospectus prior to filing it and shall not file any such amendment or supplement to which any such seller or Requesting Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

              (c) furnish to each seller of such Registrable Securities and each Requesting Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents, as such seller or Requesting Holder may reasonably request;

              (d)  use its best efforts to register or qualify all






















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          Registrable Securities and other securities covered by such reg-
          istration statement under such other securities or blue sky laws of the states of the United States as each seller or Requesting Holder shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Reg-istrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not and would not, but for the requirements of this Section 5.3(d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

              (e) upon request, furnish to each seller of Registrable Securities and each Requesting Holder a signed counterpart, addressed to such seller and such Requesting Holder, of (i) an
                                                                   =
          opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (ii) a "comfort" letter,
                                                  ==
          signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), covering substantially the same matters with respect to such registration statement (and the prospectus included in such registration statement) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as the principal underwriter for such sellers, or any of such Requesting Holders, may reasonably request;

              (f) immediately notify each seller of Registrable Securities covered by such registration statement and each Requesting Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of



















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          the circumstances then  existing, which untrue statement or omission requires amendment of the registration statement or supplementation of the prospectus, and at the request of any such seller or Requesting Holder, prepare and furnish to such seller and each Requesting Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that each Holder of Registrable Securities registered pursuant to such registra-tion statement agrees that he will not sell any Registrable Securities pursuant to such registration statement during the time that the Company is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement;

              (g) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

              (h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

     Each seller of Registrable Securities as to which any registration is being effected shall furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

                   5.4. Underwritten Offerings.  (a) Incidental
                        ======================       ==========
     Underwritten Offerings.  If the Company at any time proposes to
     ======================
     register any of its securities under the Securities Act as contemplated by Section 5.2 and such securities are to be distributed by or through one or more underwriters, the Company will use its best efforts, if requested by any Holder of Registrable Securities who requests incidental registration of Registrable Securities in connection therewith pursuant to Section 5.2, to arrange for such underwriters to include, on the same terms as the other shares being distributed, the Registrable Securities to be offered and sold by such Holder among the securities to be distributed by or through such underwriters,


















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     provided that, for purposes of this sentence, best efforts shall  not
     ========
     require the Company to reduce the amount or sale price of such securities proposed to be distributed on behalf of the Company by or through such underwriters. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwrit-ing agreement between the Company and such underwriters and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders of Registrable Securities, and the Company will cooperate with such Holders of Registrable Securities to the end that the conditions precedent to the obligations of such Holders of Registrable Securities under such underwriting agreement shall not include conditions that are not customary in underwriting agreements with respect to combined primary and secondary distributions and shall be otherwise satisfactory to such Holders. Such Holders of Registrable Securities shall not be required by the Company to make any representations or warranties to or agreements (including indemnity agreements customary in secondary offerings) with the Company or the underwriters other than reasonable representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method or methods of distribution and any other repre-sentation required by law.

              (b)  Holdback Agreements.
                   ===================

                   (i) If any registration pursuant to Section 5.2 shall be in connection with an underwritten public offering, each Holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) within seven days prior to the effective date of such registration statement or 120 days after the effective date of such registration statement.

                   (ii) The Company agrees (A) not to effect any public
                                            =
          sale or distribution of any of its equity securities or securi-ties convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the earlier of 120 days after any underwritten registration pursuant to Section
          5.2 has become effective and the date on which all securities under such registration statement are sold, except as part of such underwritten registration and except pursuant to regis-trations on Form S-4 or S-8 or any successor thereto, and (B) to
                                                                     =
          use its best efforts to cause each holder of its equity secu-rities or any securities convertible into or exchangeable or ex-ercisable for any of such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to effect any such















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          public sale or distribution of such securities during such period.

                        5.5.  Preparation; Reasonable Investigation.  In
                              =====================================
          connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the Holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included in such registration statement or filed with the Commission and each amendment or supplement, and will give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. To minimize disruption and expense to the Company during the course of the registration process, sellers of Registrable Securities to be covered by any such registration statement shall coordinate their investigation and due diligence efforts and, to the extent practicable, will act through a single set of counsel and a single set of accountants and will enter into appropriate confidentiality agreements with the Company in a form satisfactory to the Company.

                        5.6.  Indemnification. (a) Indemnification by the
                              ===============      ======================
          Company.  The Company shall indemnify and hold harmless the
          =======
          seller of any Registrable Securities covered by any registration statement filed pursuant to Section 5.1 or 5.2, its directors, trustees and officers, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such seller or Requesting Holder or any such director or officer or participating or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or related actions or proceedings) arise out of or are based upon (x) any
                                                                  =
          untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in such registration statement, or any amendment or supplement to such registration statement, or any document incorporated by reference in such registration statement, or (y)
                                                                        =
          any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller, Requesting Holder and each such director, trustee, officer, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided
                                                                 ========
          that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or such Requesting Holder or any such director, trustee, officer, participating person or controlling person specifically stating that it is for use in the preparation of such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or such Requesting Holder or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller. The Company shall agree to make provision for contribution relating to such indemnity as shall be reasonably requested by any seller of Registrable Securities or the underwriters.

                   (b)  Indemnification by the Sellers.  The Company may
                        ==============================
          require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Sections 5.1 or 5.2, that the Company shall have received an undertaking satisfactory to it from each prospective seller of such securities, severally and not jointly, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.6(a)) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any untrue statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included in such registration statement, or any amendment or supplement to such registration statement, of a material fact if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

                   (c)  Notice of Claims, etc.  Promptly after receipt by
                        ======================
          an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 5.6(a) and (b), such indemnified party will, if a claim is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of
                                              ========
          any indemnified party to give notice shall not relieve the indemnifying party of its obligations under Sections 5.6(a) or
          (b), except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment (i) a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, or (ii) the indemnified party has available to it reasonable defenses which are different from or additional to those available to the indemnifying party, the indemnifying party shall be entitled to participate in and to assume the defense of such action, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense of such action other than reasonable costs of investigation. Notwithstanding the foregoing, in any such action, any indemnified party shall have the right to retain its own counsel but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified party, or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified parties, unless in any indemnified party's reasonable judgment (i) a conflict of interest between such indemnified party and any other indemnified party may exist in respect of such claims, or (ii) the indemnified party has available to it reasonable defenses which are different from or additional to those available to another indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                   (d)  Other Indemnification.  Indemnification similar to
                        =====================
          that specified in the Sections 5.6(a) and 5.6(b) (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable
          Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

                   (e)  Contribution.  If the indemnification provided for
                        ============
          in this Section 5.6 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses described as indemnifiable pursuant to Sections 5.6(a) or 5.6(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, or such seller of Registrable Securities, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any untrue statement or omission giving rise to such indemnification obligation. The Company and the Holders of Registrable Securities agree that it would not be just and equitable if contributions pursuant to this Section 5.6(e) were determined by pro rata allocation (even if the Holders of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this
          Section 5.6(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                   (f)  Indemnification Payments.  Periodic payments of
                        ========================
          amounts required to be paid pursuant to this Section 5.6 shall be made during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                   (g)  Limitation on Seller's Payments.  Notwithstanding
                        ===============================
          any provision of this Agreement to the contrary, the liability of any seller of Registrable

          Securities under this Section 5.6 shall in no event exceed the proceeds received by such seller from the sale of Registrable Securities covered by the registration statement giving rise to such liability.

                   5.7. Registration Expenses.  The Company shall bear all
                        =====================
          expenses incurred in connection with the performance of its obligations under Sections 5.1 and 5.2 of this Agreement and, in the event of a Shelf Registration Statement, shall bear or reimburse the holders of the Registerable Securities for the reasonable fees and disbursements of one firm of counsel designated by the holders of a majority in principal amount of the Registerable Securities to act as counsel for all holders of Registerable Securities in connection therewith.

                   6.   Rule 144.  The Company shall comply with the
                        ========
          requirements of Rule 144 under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable any Holder of Registrable Securities to sell shares of Registrable Securities without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation). Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                   7.   Amendments and Waivers.  This Agreement may be
                        ======================
          amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of 51% or more of the shares of Registrable Securities (and, in the case of any amendment, action or omission to act which adversely affects any specific Holder of Registrable Securities or a specific group of Holders of Registrable Securities, the written consent of each such Holder or Holders of 51% or more of the Registrable Securities held by such group). Each Holder of any Registrable Securities at the time shall be bound by any consent authorized by this Section 7, whether or not such Registrable Securities shall have been marked to indicate such consent.

                   8.   Nominees for Beneficial Owners.  In the event that
                        ==============================
          any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

                   9.  Notices.  All notices, communications and deliveries
                       =======
          required or permitted by this Agreement shall be made in writing signed by the Party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third (3rd) business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

                        (a) if to any Holder of Registrable Securities, at
                   the address shown on the stock transfer books of the Company unless such Holder has advised the Company in writing of a different address as to which notices shall be sent under this Agreement, and

                   (b) if to the Company, at 3414 Peachtree Road, N.E.,
              Suite 1400, Atlanta, Georgia 31326, Attn: Steve J. Davis, Telecopy No.: (404) 814-5795, with a copy to King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303-1763, Attention:
              Mr. Robert W. Miller, Telecopy No: (404) 572-5144,

     or to such other representative or at such other address of a Party as such Party hereto may furnish to the other Parties in writing. If notice is given pursuant to this Section 9 of any assignment to a permitted successor or assign of a Party hereto, the notice shall be given as set forth above to such successor or assign of such Party.

              10.  Miscellaneous.  The Company shall not after the date of
                   =============
     this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to Holders of Registrable Securities in this Agreement; provided, however, that the Company shall be permitted to enter into registration rights agreements with respect to Common Stock issued in connection with acquisitions consummated after the date of this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties to this Agreement, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any Holder or Holders of Registrable Securities. This Agreement and the Merger Agreement embody the entire agreement and understanding between the Company and the other parties to this Agreement and supersede all prior agreements and understandings relating to the subject matter of this Agreement. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of Delaware. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

              IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

                              CHARTER MEDICAL CORPORATION
                              ===========================

                              By: /s/ Michael Catalano
                                 ------------------------------------
                                  Name: Michael Catalano
                                  Title: Vice President Planning
                                         and Development



                              STOCKHOLDERS
                              ============


                              /s/ Gregory T. Torres
                              ---------------------------------
                              Gregory T. Torres

                              /s/ Gerald M. Bereika
                              ---------------------------------
                              Gerald M. Bereika

                              /s/ Peter P. Polloni
                              ---------------------------------
                              Peter P. Polloni

                              /s/ Peter W. Mair
                              ---------------------------------
                              Peter W. Mair

                              /s/ Elizabeth J. Hopper
                              ---------------------------------
                              Elizabeth J. Hopper

                              /s/ James Goodwin
                              ---------------------------------
                              James Goodwin

                              /s/ Charles G. Phillips
                              ---------------------------------
                              Charles G. Phillips

                              /s/ H. Conrad Meyer
                              ---------------------------------
                              H. Conrad Meyer

                              /s/ Richard A. Derbes
                              ---------------------------------
                              Richard A. Derbes

                              /s/ Emil W, Henry, Jr.
                              ---------------------------------
                              Emil W. Henry, Jr.

                              /s/ Robert W. Kitts
                              ---------------------------------
                              Robert W. Kitts

                              /s/ Jeffrey H. Tepper
                              ---------------------------------
                              Jeffrey H. Tepper

                              /s/ Robert A. Engel
                              ---------------------------------
                              Robert A. Engel

                              /s/ Andrew A. Gilman
                              ---------------------------------
                              Andrew Gilman

                              /s/ Maria A. Gentile
                              ---------------------------------
                              Marie A. Gentile



                              GLEACHER 7 INVESTORS L.P.
                              =========================


                              By:  /s/ Emil W. Henry, Jr.
                                  -----------------------------------
                                  Name: Emil W. Henry, Jr.
                                  Title: Managing Director

                              OLSTEN HOLDING CO.
                              =================

                              By:  /s/ Laurin L. Laderoute, Jr.
                                  -----------------------------------
                                  Name: Laurin L. Laderoute, Jr.
                                  Title: Vice President


                              /s/ Eric J. Gleacher
                              ---------------------------------
                              Eric J. Gleacher

                              /s/ Eric J. Gleacher
                              ---------------------------------
                              Eric J. Gleacher, as Custodian
                                for Jay S. Gleacher

                              /s/ Eric J. Gleacher
                              ---------------------------------
                              Eric J. Gleacher, as Custodian
                                for Patricia G. Gleacher

                              /s/ Eric J. Gleacher
                              ---------------------------------
                              Eric J. Gleacher, as Custodian
                                for William R. Gleacher

                              /s/ James E. Gleacher
                              ---------------------------------
                              James E. Gleacher

                              /s/ John G. Gleacher
                              ---------------------------------
                              John G. Gleacher

                              /s/ Sarah E. Gleacher
                              ---------------------------------
                              Sarah E. Gleacher

                              /s/ Thomas P. Riley
                              ---------------------------------
                              Thomas P. Riley

                              /s/ Dianne Hensley Ramponi
                              ---------------------------------
                              Dianne Hensley Ramponi, Trustee

                              /s/ Thomas P. Riley
                              ---------------------------------
                              Thomas P. Riley, Trustee

                              /s/ Christina Hensley Blair
                              ---------------------------------
                              Christina Hensley Blair

                              /s/ Christina Hensley Blair
                              ---------------------------------
                              Christina Hensley Blair, Trustee

                              /s/ Thomas P. Riley
                              ---------------------------------
                              Thomas P. Riley, Trustee

                              /s/ Martha Faye Koysh
                              ---------------------------------
                              Martha Faye Koysh

                              /s/ Lana Hensley Hoffman
                              ---------------------------------
                              Lana Hensley Hoffman

                              /s/ Ruth Ann Roberts
                              ---------------------------------
                              Ruth Ann Roberts

                              /s/ E. Byron Hensley, Jr.
                              ---------------------------------
                              E. Byron Hensley, Jr.

                              /s/ Susan Mackenzie
                              ---------------------------------
                              Susan MacKenzie, Trustee

                              /s/ Mark Morin
                              ---------------------------------
                              Mark Morin, Trustee


                              HARRIS & HARRIS GROUP INC.
                              =========================

                              By:  /s/ Robert B. Schulz
                                  -----------------------------------
                                  Name: Robert B. Schulz
                                  Title: President and CEO